 Exhibit (a)(1)(D)
Offer to Purchase
All Outstanding Shares of Common Stock
of
MERSANA THERAPEUTICS, INC.
at
$25.00 per share, net in cash, without interest plus one non-tradable contingent value right per share representing the right to receive certain contingent payments of up to an aggregate amount of $30.25 per each contingent value right in cash on the achievement of specified milestones on or prior to the applicable milestone outside dates
Pursuant to the Offer to Purchase dated December 5, 2025
by
EMERALD MERGER SUB, INC.
a direct wholly owned subsidiary
of
DAY ONE BIOPHARMACEUTICALS, INC.
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE PAST 11:59 P.M., EASTERN TIME, ON JANUARY 5, 2026, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.
December 5, 2025
To Our Clients:
Enclosed for your consideration are the Offer to Purchase, dated December 5, 2025 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal”) in connection with the offer by Emerald Merger Sub, Inc., a Delaware corporation (“Purchaser”) and a direct wholly owned subsidiary of Day One Biopharmaceuticals, Inc., a Delaware corporation (“Day One”), to purchase all of the issued and outstanding shares of common stock, par value $0.0001 per share (the “Shares”), of Mersana Therapeutics, Inc., a Delaware corporation (“Mersana”), which constitute all of the issued and outstanding shares of capital stock of Mersana, at a purchase price of (i) $25.00 per Share (the “Upfront Cash Consideration”), net to the stockholder in cash, without interest and less any applicable tax withholding, plus (ii) one non-tradable contingent value right (each, a “CVR”) per Share, representing the right to receive certain contingent payments of up to an aggregate amount of $30.25 per CVR in cash, without interest, less any applicable tax withholding, upon the achievement of certain specified milestones on or prior to the applicable milestone outside dates in accordance with the terms and conditions set forth in the Contingent Value Rights Agreement (the “CVR Agreement”), to be entered into with a rights agent mutually agreeable to Day One and Mersana (the Upfront Cash Consideration plus the CVR, collectively, the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the “Offer”). The CVR Agreement contains important terms, conditions and other provisions relating to any potential payment in respect of the CVRs. It is possible that no payment or a lower payment will become payable in respect of the CVRs. See Section 11 — “The Merger Agreement; Other Agreements — CVR Agreement” of the Offer to Purchase.
Also enclosed is Mersana’s Solicitation/Recommendation Statement on Schedule 14D-9.
THE BOARD OF DIRECTORS OF MERSANA UNANIMOUSLY RESOLVED TO RECOMMEND THAT YOU TENDER ALL OF YOUR SHARES IN THE OFFER.
We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us or our nominees for your account.
We request instructions as to whether you wish us to tender any or all of the Shares held by us or our nominees for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.
Please note carefully the following:
1.   The Offer Price for the Offer is (i) $25.00 per Share, net to the stockholder in cash, without interest and less any applicable tax withholding, plus (ii) one non-tradable CVR per Share, representing the right to receive certain contingent payments of up to an aggregate amount of $30.25 per CVR in cash, without interest, less any applicable tax withholding, upon the achievement of certain specified milestones on or prior to the applicable milestone outside dates in accordance with the terms and conditions set forth in the CVR Agreement. The CVR Agreement contains important terms, conditions and other provisions relating to any potential payment in respect of the CVRs. It is possible that no payment or a lower payment will become payable in respect of the CVRs. See Section 11 — “The Merger Agreement; Other Agreements — CVR Agreement” of the Offer to Purchase.
2.   The Offer is being made for all issued and outstanding Shares.
3.   The Offer is being made pursuant to an Agreement and Plan of Merger, dated November 12, 2025 (as it may be amended from time to time, the “Merger Agreement”), by and among Mersana, Day One and Purchaser, pursuant to which, after consummation of the Offer and subject to the satisfaction or waiver of certain conditions, Purchaser will merge with and into Mersana pursuant to Section 251(h) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), upon the terms and subject to the conditions set forth in the Merger Agreement, with Mersana continuing as the surviving corporation and becoming a wholly owned subsidiary of Day One (the “Merger”).
4.   The board of directors of Mersana unanimously (i) determined that the Merger Agreement and all of the transactions contemplated by the Merger Agreement, the CVR Agreement and the tender and support agreements with certain stockholders of Mersana, including the Offer and the Merger (collectively, the “Transactions”) are advisable and fair to, and in the best interests of, Mersana and its stockholders; (ii) agreed that the Merger shall be subject to Section 251(h) of the DGCL; (iii) approved the execution, delivery and performance by Mersana of the Merger Agreement and the consummation of the Transactions, and approved the CVR Agreement and the transactions contemplated thereby; and (iv) resolved to recommend that the holders of Shares accept the Offer and tender their Shares to Purchaser pursuant to the Offer.
5.   The Offer and withdrawal rights will expire at the Expiration Date. The term “Expiration Date” means one minute past 11:59 P.M., Eastern Time, on January 5, 2026, unless the expiration of the Offer is extended to a subsequent date in accordance with the terms of the Merger Agreement, in which case the term “Expiration Date” means such subsequent time on such subsequent date.
6.   The Offer and the Merger are not subject to any financing condition. The Offer is subject to the conditions described in Section 15 of the Offer to Purchase.
If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.
Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.
The Offer is not being made to (nor will tenders be accepted from or on behalf of) the holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions where applicable laws or regulations require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

INSTRUCTION FORM WITH RESPECT TO
Offer to Purchase
All Outstanding Shares of Common Stock
of
MERSANA THERAPEUTICS, INC.
at
$25.00 per share, net in cash, without interest plus one non-tradable contingent value right per share representing the right to receive certain contingent payments of up to an aggregate amount of $30.25 per each contingent value right in cash on the achievement of specified milestones on or prior to the applicable milestone outside dates
Pursuant to the Offer to Purchase dated December 5, 2025
by
EMERALD MERGER SUB, INC.
a direct wholly owned subsidiary
of
DAY ONE BIOPHARMACEUTICALS, INC.
The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated December 5, 2025 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal”) in connection with the offer by Emerald Merger Sub, Inc., a Delaware corporation (“Purchaser”) and a direct wholly owned subsidiary of Day One Biopharmaceuticals, Inc., a Delaware corporation (“Day One”), to purchase all of the issued and outstanding shares of common stock, par value $0.0001 per share (the “Shares”), of Mersana Therapeutics, Inc., a Delaware corporation (“Mersana”), which constitute all of the issued and outstanding shares of capital stock of Mersana, at a purchase price of (i) $25.00 per Share (the “Upfront Cash Consideration”), net to the stockholder in cash, without interest and less any applicable tax withholding, plus (ii) one non-tradable contingent value right (each, a “CVR”) per Share, representing the right to receive certain contingent payments of up to an aggregate amount of $30.25 per CVR in cash, without interest, less any applicable tax withholding, upon the achievement of certain specified milestones on or prior to the applicable milestone outside dates in accordance with the terms and conditions set forth in the Contingent Value Rights Agreement (the “CVR Agreement”), to be entered into with a rights agent mutually agreeable to Day One and Mersana, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the “Offer”). The CVR Agreement contains important terms, conditions and other provisions relating to any potential payment in respect of the CVRs. It is possible that no payment or a lower payment will become payable in respect of the CVRs.
The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated, all Shares) which are held by you or your nominees for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.
The undersigned understands and acknowledges that all questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Shares will be determined by Purchaser, in its sole discretion, which determination will be final and binding on all parties, subject to the rights of holders of Shares to challenge such determination with respect to their Shares in a court of competent jurisdiction and any subsequent judgment of any such court. In addition, the undersigned understands and acknowledges that:
1.   Purchaser reserves the absolute right to (a) reject any and all tenders determined by it not to be in proper form or the acceptance for payment of which may, in the opinion of Purchaser’s counsel, be unlawful and (b) waive any defect or irregularity in the tender of any Shares of any particular stockholder, whether or not similar defects or irregularities are waived in the case of other stockholders.
2.   No tender of Shares will be deemed to have been validly made until all defects and irregularities have been cured or waived to Purchaser’s satisfaction.

3.   None of Purchaser, Day One or any of their respective affiliates or assigns, Computershare Trust Company, N.A., in its capacity as the depositary and paying agent, Georgeson LLC, in its capacity as the information agent, or any other person will be under any duty to give any notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.
The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.
Number of Shares to be Tendered:	SIGN HERE

Shares*	Signatures(s)

Account No.:

Date:	Please Print Name(s) and Address(es) Here

Area Code and Phone Number

Tax Identification Number or Social Security Number:
*   Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.